UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: May 25, 2006
(Date of earliest event reported)
Manor Care, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10858 (Commission File Number)	34-1687107 (IRS Employer Identification No.)
333 N. Summit Street
Toledo, Ohio 43604-2617
(Address of principal executive offices)
(419) 252-5500
(Registrant’s telephone number, including area code)
          Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On May 25, 2006, Manor Care, Inc. (“Manor Care”) entered into an accelerated share repurchase agreement (the “Agreement”) with Merrill Lynch Financial Markets, Inc. (“Merrill Lynch”).
Pursuant to the Agreement, Manor Care repurchased approximately 2.6 percent of its outstanding common stock on an accelerated basis for an aggregate cost of approximately $100 million. The repurchase program is expected to be completed by September 29, 2006. At settlement, Manor Care may receive additional shares based on the average share price during the contract period. Manor Care expects to hold the common shares repurchased as treasury stock.
A copy of the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein in its entirety by reference.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
On May 25, 2006, Manor Care issued a press release reporting the entry into the Agreement described in Item 1.01 above.
A copy of the press release is furnished as a part of this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein in its entirety by reference.
Section 9—Financial Statements or Exhibits
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Accelerated Share Repurchase Agreement, dated May 25, 2006, among Manor Care, Inc. and Merrill Lynch Financial Markets, Inc.

99.2	Press Release dated May 25, 2006 issued by Manor Care, Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 26, 2006

Manor Care, Inc.
By:	/s/ Steven M. Cavanaugh
	Name:	Steven M. Cavanaugh
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Accelerated Share Repurchase Agreement, dated May 25, 2006, among Manor Care, Inc. and Merrill Lynch Financial Markets, Inc.

99.2	Press Release dated May 25, 2006 issued by Manor Care, Inc.